UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KAYNE ANDERSON ENERGY INFRASTRUCTURE FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Information with respect to Kayne Anderson Energy Infrastructure Fund, Inc. (“KYN”)

The following information related to tax fees replaces the information included under “Proposal Two: Ratification of Selection of Independent Registered Public Account Firm” and the sub-section “Independent Accounting Fees and Policies” on pages 16 and 17 of the Proxy Statement dated February 28, 2022 (solely as it pertains to KYN).

Audit and Other Fees

The following table sets forth the approximate amounts of the aggregate fees billed to KYN for the fiscal years ended November 30, 2021 and 2020, respectively, by PricewaterhouseCoopers LLP:

	KYN
	2021	2020
Audit Fees(1)	$170,000	$129,000
Audit-Related Fees(2)	6,000	—
Tax Fees(3)	243,000	210,000
All Other Fees	—	—
Total	$419,000	$339,000

(1)	For professional services rendered with respect to the audit of KYN’s annual financial statements and the quarterly review of each of KYN’s financial statements (as applicable).
(2)	For professional services rendered with respect to assurance and related services reasonably related to the performance of the audits of each Company’s annual financial statements not included in “Audit Fees” above.
(3)	For professional services for tax compliance, tax advice and tax planning.

The aggregate non-audit fees billed by PricewaterhouseCoopers LLP for services rendered, for the fiscal years ended November 30, 2021 and 2020, were $243,000 and $210,000, respectively, and all of such non-audit fees related to tax services provided by PricewaterhouseCoopers LLP. These services consisted of (i) tax compliance including the review and/or preparation of federal, state and local tax returns and refund claims ($240,500 and $193,000 for the fiscal years ended November 30, 2021 and 2020, respectively) and (ii) federal, state and local tax planning and advice related to statutory, regulatory or administrative developments as well as other tax advice ($2,500 and $17,000 for the fiscal years ended November 30, 2021 and 2020, respectively).

The aggregate non-audit fees billed by PricewaterhouseCoopers LLP totalled $4,781,000 and $4,955,000 for services rendered to Kayne Anderson and any entity controlling, controlled by, or under common control with Kayne Anderson that provides ongoing services to the Companies for the fiscal years ended November 30, 2021 and 2020, respectively. The Audit Committee of each Company has considered the provision of non-audit services that were rendered to Kayne Anderson and any entity controlling, controlled by, or under common control with Kayne Anderson that provides ongoing services to the Company that were not pre-approved by the Audit Committee and has determined that the provision of such non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.